Exhibit 10.6

FIRST AMENDMENT TO POWER SALES CONTRACT

Executed by

PUBLIC UTILITY DISTRICT NO. 2

OF GRANT COUNTY, WASHINGTON

and

PUGET SOUND POWER & LIGHT COMPANY

This agreement entered into this 5th day of August 1958, by Public Utility District No. 2 of Grant County, Washington (hereinafter called "the District"), a municipal corporation of the State of Washington, and Puget Sound Power & Light Company (hereinafter called "the Purchaser"), a corporation organized and existing under the laws of the State of Massachusetts.

WITNESSETH:

WHEREAS, the parties hereto did enter into a Power Sales Contract dated the 21st day of May, 1956, relating to the sale of a portion of the output of the Priest Rapids Development, and said contract contemplated that the Priest Rapids Development initially would consist of eight (8) generating units; and
WHEREAS, it now appears that ten (10) instead of eight (8) generating units can be installed initially in the Priest Rapids Development; and
WHEREAS, it appears that the initial installation of two additional generating units in the Priest Rapids Development as a part of the construction of the Development will not impair or adversely affect the security afforded the bondholders by the provisions of the May 21, 1956 contract between the parties hereto, or by the Bond Resolution adopted by the District June 19, 1956.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth and the performance thereof, the parties hereto do agree:
-I-

That the Purchaser hereby consents to the installation of and the District agrees to install ten (10) rather than eight (8) generating units in the Priest Rapids Development.
-II-

That the Power Sales Contract between the parties dated May 21, 1956, shall apply to ten (10) rather than eight (8) generating units and the reference to "the first eight (8) main turbine generator units" in Section 2(b) thereof be and it is hereby amended to "the first ten (10) main turbine generator units."
-III-

That Section 5 of the Power Sales Contract between the parties dated May 21, 1956, shall remain unchanged.
-IV-

That this agreement shall not become effective until all of the Power Purchasers named in Exhibit "A" to the Power Sales Contract between the parties dated May 21, 1956, have entered into agreements with the District identical in effect to this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers the day and year first above written.

(SEAL)	PUBLIC UTILITY DISTRICT NO. 2 OF GRANT COUNTY, WASHINGTON By /s/ F. Wm. Arlt President

ATTEST:

By /s/ Wm. Schempp Secretary

(SEAL)	PUGET SOUND POWER & LIGHT COMPANY By /s/ Frank McLaughlin Executive Vice President (Title)

ATTEST:

By /s/ Ralph M. Davis Secretary (Title)